Exhibit 10.1
Agreement to Establish a Rule 10b5-1 Selling Plan
     This Agreement to Establish a Rule 10b5-1 Selling Plan (this “Selling Plan”), dated August   2  , 2006, between Douglas B. Otto Trust created July 31, 1996 (the “Seller”), and RBC Dain Rauscher Inc. (the “Broker”).
     WHEREAS, Seller desires to enter into this Selling Plan to sell shares of common stock, par value $0.01 per share (the “Stock”), of Deckers Outdoor Corporation (the “Issuer”) in accordance with the terms set forth on Annex A hereto;
     WHEREAS, Seller desires to engage Broker to effect sales of shares of Stock in accordance with this Selling Plan; and
     WHEREAS, Issuer has provided its consent as provided in Annex B hereto.
     NOW, THEREFORE, the Seller and Broker hereby agree as follows:
1. Broker shall effect all sales (each a “Sale”) of Stock under this Selling Plan in accordance with it terms, including those terms set forth on Annex A.
2. Seller understands that Broker may not be able to effect a Sale in the event of: (i) a market disruption; (ii) a legal, regulatory or contractual restriction applicable to Issuer or Broker; (iii) the receipt by Broker of written notice from counsel for the Issuer advising it that this Selling Plan is no longer in effect, or alternatively, that Sales to be made under this Selling Plan are suspended until further notice. If any Sale cannot be executed as required by this Selling Plan for any of these reasons, Broker shall effect such Sale as promptly as practical after the cessation or termination of any market disruption, restriction, or suspension described above, or as promptly as possible after receipt of written affirmation of the continuing effect or validity of this Selling Plan or an amended or substituted Selling Plan.
3. Seller represents and warrants that, as of the date hereof, he is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and is entering into this Selling Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 and Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).
4. It is the intent of the parties that this Selling Plan comply with the requirements of Rule l0b5-1(c)(1) under the Exchange Act and that this Selling Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c)(1).
5. Where applicable, Broker agrees to effect all Sales in accordance with the manner of sale requirements of Rule 144 under the Securities Act of 1933, and in no event shall Broker effect any Sale if such Sale would exceed the then applicable volume limitation under Rule 144, assuming that Sales effected by Broker for Seller under this Selling Plan are the only sales subject to that limitation. Seller agrees not to take, and agrees to cause any person or entity with which he or she would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the Sales not to comply with Rule 144. Broker will be responsible for completing and filing on behalf of Seller the required Form 144.
6. Seller agrees to make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act.
7. Seller agrees to identify to Broker all orders or instructions that will or could result in Sales under this Selling Plan as “Rule 10b5-1 Orders” or “Rule 10b5-1 Instructions” and understands and further agrees that he may not amend, substitute or otherwise alter any such Order or Instruction without the prior written permission of Issuer, which written permission shall be provided to Broker directly from Issuer. Seller further understands and agrees that he bears all legal and regulatory risks associated with any such amendment, substitution or alteration.
8. Seller understands and acknowledges that this is his Selling Plan, further represents that he has had full opportunity to consult with his legal counsel with respect to the validity of this Selling Plan, and that he is not relying on Broker for such counsel.
9. This Selling Plan shall terminate when Issuer’s insider trading policies are no longer in effect with respect to Seller, and Seller agrees to promptly advise Broker upon occurrence of such event.

10. This Selling Plan may be suspended or terminated by Seller at any time upon five (5) business days prior written notice sent to Broker. Seller agrees that Seller shall not terminate this Selling Plan except upon consultation with Seller’s own legal counsel.
11. This Selling Plan shall be suspended or, at Broker’s option, terminated, within five (5) business days of receipt by Broker of written notice from the Issuer of the occurrence of a legal, contractual or regulatory restriction that is applicable to Seller, including, but not limited to, any restriction related to a merger or acquisition of Issuer or a stock offering requiring an affiliate lock-up.
12. This Selling Plan, shall be governed by and construed in accordance with the laws of the State of California and may be modified or amended only by a writing signed by the parties hereto.
13. Proceeds from each Sale effected under the Selling Plan will be delivered to Seller’s account with Broker on a normal three (3) day settlement basis, less any commission or other expenses of sale to be paid to Broker.
14. This Selling Plan constitutes the entire agreement between the parties with respect to this Selling Plan and supersedes any prior agreements or understandings with regard to the Selling Plan.
15. All notices under this Selling Plan shall be sent by facsimile or certified mail as follows:
If to Seller:
Douglas B. Otto Trust created July 31, 1996
495-A S. Fairview Ave.
Goleta, CA 93117
If to Broker:
RBC Dain Rauscher Inc.
2 Embarcadero Center, Suite 1200
San Francisco, CA 94111

16. This Selling Plan may be executed in counterparts, each of which shall be deemed an original.
17. If any provision of this Selling Plan is or becomes inconsistent with applicable present or future law, rule or regulation, including Rule 10b5-1, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation.

IN WITNESS WHEREOF, the undersigned have signed this Selling Plan as of the date first written above.

/s/ Douglas B. Otto, Trustee
Douglas B. Otto Trust created July 31, 1996

RBC DAIN RAUSCHER INC.
By:	/s/ Justin James
	Name:	Justin James
	Title:	Vice President – Sales Trader

Annex A
to
Agreement to Establish a Rule10b5-1 Selling Plan
Deckers Outdoor Corporation (“Deckers”)
This is Annex A to the Selling Plan between Seller and Broker dated August   2  , 2006. The provisions hereof are incorporated into the Selling Plan and made a part thereof.
1.	Beginning on August 2 , 2006, and on the first (1st) trading day (a “Trading Day” is any day on which Deckers Stock trades on the Nasdaq National Market) of each quarter thereafter, Broker shall effect sales of Deckers Stock for Seller as follows:
a.	30,000 shares of Deckers Stock at a limit price of at least $20.00 per share;

b.	an additional 30,000 shares of Deckers Stock at a limit price of at least $30.00 per share;

c.	an additional 30,000 shares of Deckers Stock at a limit price of at least $40.00 per share;

d.	an additional 30,000 shares of Deckers Stock at a limit price of at least $50.00 per share;

e.	an additional 30,000 shares of Deckers Stock at a limit price of at least $60.00 per share; and

f.	an additional 30,000 shares of Deckers Stock at a limit price of at least $70.00 pre share.
2.	If, consistent with ordinary principles of best execution or for any other reason, Broker cannot effect all sales as set forth above (hereafter, a “Shortfall”), Broker shall sell the Shortfall as soon as practicable (consistent with the limit prices and quantities set forth above) in accordance with ordinary principles of best execution.

3.	The pricing guidelines outlined in paragraph 1. above shall be followed each quarter; provided however, that:
a.	If Deckers Stock price is such that the above formula results in no sales being made for an entire calendar quarter, then the limit prices in paragraphs 1(a) – (f) above shall all be reduced by $2.00 for the next succeeding Sell Date and shall continue at these new reduced levels for all subsequent quarters; and

b.	The limit price reducing feature in paragraph 3(a) above shall be repeated each quarter that no sales occur, which may result in further limit price reductions; provided however, that

c.	The limit price in paragraph 1(a) shall not be reduced below $15.00 per share; the limit price in paragraph 1(b) shall not be reduced below $25.00 per share; the limit price in paragraph 1(c) shall not be reduced below $35.00 per share; the limit price in paragraph 1(d) shall not be reduced below $45.00 per share; the limit price in paragraph 1(e) shall not be reduced below $55.00 per share; and the limit price in paragraph 1(f) shall not be reduced below $65.00 per share.
4.	The Selling Plan shall terminate on June 30, 2008.

5.	All limit prices above are net of commissions to the Broker.

6.	The share amounts and limit prices set forth in paragraph 1 above shall be appropriately increased or decreased to reflect any stock splits and recapitalizations.

7.	Subject to the conditions of paragraphs 1 through 7 above, Broker is granted absolute discretion to determine how, when and whether to sell Shares under the Plan. Apart from the instructions set forth in the Plan, Seller shall not exercise any influence over how, when or whether to effect sales of Shares under the Plan, whether through communications with Broker or otherwise.
*     *     *
The undersigned have signed this Annex A as of the date of the Selling Plan.
Dated: August 2, 2006

/s/ Douglas B. Otto
Douglas B. Otto Trust created July 31, 1996

RBC DAIN RAUSCHER, INC.
By:	/s/ Justin James
	Name:	Justin James
	Title:	Vice President – Sales Trader

Annex B
to
Agreement to Establish a Rule10b5-1 Selling Plan
1. Deckers Outdoor Corporation (the “Issuer”) represents that it has pre-cleared, as permitted under its insider trading policy, the Agreement to Establish a Rule 10b5-1 Selling Plan dated August   2  , 2006 (the “Selling Plan”) between Douglas B. Otto Trust created July 31, 1996 (“Seller”) and RBC Dain Rauscher Inc. relating to the common stock, par value $0.01 per share, of the Issuer.
2. Pre-clearance of the Selling Plan constitutes permission only under the Issuer’s insider trading policy. In no event will Issuer or any of its officers, employees, directors or agents be responsible for Seller’s compliance with applicable securities laws.
Dated: August 7, 2006

Deckers Outdoor Corporation
By:	/s/ Zohar Ziv
Zohar Ziv, Chief Financial Officer and Executive
Vice President of Finance and Adminstration
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